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                                   EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.
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                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                      Place of Incorporation
------------------                      ----------------------
Compass Bank                            Alabama
Compass Bancshares Insurance, Inc.      Alabama
Compass Brokerage, Inc.                 Alabama
Compass Capital Markets, Inc.           Alabama
Compass Multistate Services             Alabama
 Corporation
Compass Fiduciary Services, Ltd., Inc.  Alabama
Compass Financial Corporation           Alabama
Central Bank of the South               Alabama
Compass Securities, Inc.                Alabama
Central Land Holding Corporation        Alabama
Compass Investments, Inc.               Alabama
Compass Underwriters, Inc.              Alabama
Compass Banks of Texas, Inc.            Delaware
Compass Bancorporation of Texas, Inc.   Delaware
Compass Mortgage Corporation            Delaware
Compass Texas Acquisition Corp.         Delaware
Compass Texas Management, Inc.          Texas
River Oaks Trust Corporation            Texas
Compass Bank                            Texas
River Oaks Bank Building, Inc.          Texas
River Oaks Securities, Inc.             Texas
P.I. Holdings No. 1, Inc.               Texas
P.I. Console, Inc.                      Texas
P.I. Holdings No. 2, Inc.               Texas